Exhibit (d)(1)(a)

AMENDMENT NO. 1

TO THE

INVESTMENT MANAGEMENT AGREEMENT

Amendment No. 1, dated June 25, 2007 (“Amendment No. 1”) to the Investment Management Agreement, dated as of May 6, 2005 (“Agreement”), between AXA Enterprise Funds Trust, a Delaware business trust (“Trust”) and AXA Equitable Life Insurance Company, a New York stock life insurance company (“AXA Equitable” or “Manager”).

The Trust and AXA Equitable agree to modify and amend the Agreement as follows:

1.	Removed Portfolios. The following Funds of the Trust are hereby deleted in their entirety from the Agreement:

• AXA Enterprise Capital Appreciation Fund	• AXA Enterprise Large Cap Growth Fund
• AXA Enterprise Deep Value Fund	• AXA Enterprise Mergers and Acquisitions Fund
• AXA Enterprise Equity Fund	• AXA Enterprise Money Market Fund
• AXA Enterprise Equity Income Fund	• AXA Enterprise Short Duration Bond Fund
• AXA Enterprise Government Securities Fund	• AXA Enterprise Small Company Growth Fund
• AXA Enterprise Growth and Income Fund	• AXA Enterprise Small Company Value Fund
• AXA Enterprise High-Yield Bond Fund	• AXA Enterprise Tax-Exempt Income Fund
• AXA Enterprise International Growth Fund

2.	Appendix A. Appendix A to the Agreement, which sets forth the Funds of the Trust for which AXA Equitable is appointed investment manager and the fees payable to AXA Equitable with respect to each Fund, is hereby replaced in its entirety by Appendix A attached hereto.

Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 1 as of the date first above set forth.

AXA ENTERPRISE FUNDS TRUST		AXA EQUITABLE LIFE INSURANCE COMPANY

By:	/s/ Brian Walsh	By:	/s/ Steven M. Joenk
	Brian Walsh		Steven M. Joenk
	Chief Financial Officer and Treasurer		Senior Vice President

APPENDIX A

AMENDMENT NO. 1

INVESTMENT MANAGEMENT AGREEMENT

Management Fee

Fund Name	First $1 billion	Next $1 billion	Next $3 billion	Next $5 billion	Thereafter
AXA Enterprise Global Financial Services Fund	0.830%	0.805%	0.780%	0.755%	0.730%
AXA Enterprise Socially Responsible Fund	0.880%	0.855%	0.830%	0.805%	0.780%